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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To New Image Industries, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8, File No. 33-34074, dated March 29, 1990, of New Image Industries, Inc. of our report dated September 30, 1996, relating to the consolidated balance sheets of New Image Industries, Inc. and subsidiary as of June 30, 1996 and 1995 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended June 30, 1996, which report appears in the Annual Report on Form 10-K of New Image Industries, Inc. for the fiscal year ended June 30, 1996. It should be noted that we have not audited any financial statements of the Company subsequent to June 30, 1996 or performed any audit procedures subsequent to June 30, 1996 or performed any audit procedures subsequent to the date of our report.



                                                             ARTHUR ANDERSEN LLP



San Diego, California
September 30, 1996





                                  EXHIBIT 24.1

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